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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

1.
"Tier Technologies (Australia) PTY Limited", an Australian corporation.

2.
"Tier Technologies (United Kingdom), Inc.", a Delaware corporation.

3.
"Tsource, Inc.", a Delaware corporation.

4.
"ADC Consultants PTY Limited", an Australian corporation.

5.
"Simsion Bowles & Associates", an Australian corporation.

6.
"Official Payments Corporation", a Delaware corporation.

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  EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT